                                                                    EXHIBIT 12.2
                                                                          PAGE 1

                               OHIO EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                       YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------------------------
                                                                  1998           1999           2000           2001           2002
                                                                  ----           ----           ----           ----           ----
                                                                                       (DOLLARS IN THOUSANDS)               RESTATED
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items ........................   $301,320       $297,689       $336,456       $350,212       $356,159
   Interest and other charges, before reduction for
     amounts capitalized ....................................    235,317        225,358        211,364        187,890        144,170
   Provision for income taxes ...............................    191,261        191,835        212,580        239,135        255,915
   Interest element of rentals charged to income (a) ........    115,310        113,804        109,497        104,507        102,469
                                                                --------       --------       --------       --------       --------
     Earnings as defined                                        $843,208       $828,686       $869,897       $881,744       $858,713
                                                                ========       ========       ========       ========       ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt ...............................   $184,915       $178,217       $165,409       $150,632       $119,123
   Other interest expense ...................................     34,976         31,971         31,451         22,754         14,598
   Subsidiaries' preferred stock dividend requirements ......     15,426         15,170         14,504         14,504         10,449
   Adjustments to subsidiaries' preferred stock dividends
     to state on a pre-income tax basis .....................      2,892          2,770          2,296          2,481          2,661
   Interest element of rentals charged to income (a) ........    115,310        113,804        109,497        104,507        102,469
                                                                --------       --------       --------       --------       --------
     Fixed charges as defined ...............................   $353,519       $341,932       $323,157       $294,878       $249,300
                                                                ========       ========       ========       ========       ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES (B) ..............................................       2.39           2.42           2.69           2.99           3.44
                                                                ========       ========       ========       ========       ========

----------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $3,828,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31, 1999.

                                                                    EXHIBIT 12.2
                                                                          PAGE 2

                               OHIO EDISON COMPANY

              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                              YEAR ENDED DECEMBER 31,
                                                                              ------------------------------------------------------
                                                                              1998        1999        2000        2001        2002
                                                                              ----        ----        ----        ----        ----
                                                                                              (DOLLARS IN THOUSANDS)        RESTATED
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items ...................................    $301,320    $297,689    $336,456    $350,212    $356,159
   Interest and other charges, before reduction for amounts capitalized      235,317     225,358     211,364     187,890     144,170
   Provision for income taxes ..........................................     191,261     191,835     212,580     239,135     255,915
   Interest element of rentals charged to income (a) ...................     115,310     113,804     109,497     104,507     102,469
                                                                            --------    --------    --------    --------    --------
     Earnings as defined ...............................................    $843,208    $828,686    $869,897    $881,744    $858,713
                                                                            ========    ========    ========    ========    ========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt ..........................................    $184,915    $178,217    $165,409    $150,632    $119,123
   Other interest expense ..............................................      34,976      31,971      31,451      22,754      14,598
   Preferred stock dividend requirements ...............................      27,395      26,717      25,628      25,206      16,959
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis ................................      10,140       9,859       8,976       9,412       7,034
   Interest element of rentals charged to income (a) ...................     115,310     113,804     109,497     104,507     102,469
                                                                            --------    --------    --------    --------    --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis) ....................    $372,736    $360,568    $340,961    $312,511    $260,183
                                                                            ========    ========    ========    ========    ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS) (B) ..........................................        2.26        2.30        2.55        2.82        3.30
                                                                            ========    ========    ========    ========    ========


----------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $3,828,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31, 1999.

                                       52